Exhibit 10.1

Termination Agreement

This Termination Agreement ('Agreement") dated as of August      , 2010, recites the agreement between Seven Cellos, LLC ("SC") and Iconic Brands, Inc. as successor-in-interest to Harbrew Imports Limited ("Iconic"), with respect to the termination of a License Agreement dated as of April 26, 2007, as thereafter amended in writing, between SC and Harbrew Imports Limited (the "License Agreement").

Recitals

This Agreement is made with reference to the following:

A. As of April 26, 2007, the parties entered into the License Agreement. Pursuant to the terms thereof, SC licensed to Harbrew Imports Limited, the predecessor of Iconic Brands, Inc, certain rights pertaining to the name and likeness of Danny DeVito in connection with the manufacture, distribution and promotion of an alcoholic beverage known as "Danny DeVito's Premium Limoncello". The: (a) designation "Danny DeVito's Premium Limoncello" and all variations thereof: (b) formula for such beverage; (c) bottle design and material on the exterior of the bottle; (d) trademark(s) and copyright(s) relating to such items; (e) the website utilized for promoting such items; and (f) all other elements attendant to the product and packaging and promotion thereof shall be designated collectively hereinafter as the "Brand". Iconic Brands, Inc. represents and warrants that it is the successor-in-interest to all of the interests of Harbrew Imports Limited with respect to the Brand, that it is the sole owner of all rights under the License Agreement and relating to the Brand except to the extent that any such rights are owned and controlled by SC and Danny DeVito, and that it assumed all obligations of Harbrew Imports Limited to SC under the License Agreement and otherwise relating to the Brand and the License Agreement.

B. Iconic acknowledges that it has not performed certain of its material obligations under the terms of the License Agreement and that it will not do so as contemplated by the parties thereto. Iconic acknowledges that SC, and to the extent applicable, Danny DeVito have fully performed all material obligations under the terms of the License Agreement.

C. In this regard, the parties have determined that it is in their respective interests mutually and voluntarily to terminate the License Agreement and otherwise agree as provided hereinbelow.

Accordingly, for good and valuable consideration, the parties agree as follows:

Agreement

1.            Recitals: The Recitals contained in preceding paragraphs A, B and C are material hereto and incorporated herein by this reference.

2.            Termination: The License Agreement is terminated, effective as of the date hereof. For clarity, the parties acknowledge and agree that Iconic shall have no further rights to manufacture, distribute, promote or otherwise exploit, or to license or otherwise grant or transfer to third parties any such rights as to, any products comprising the Brand or any other elements relating to the Brand in any manner.

3.            Rights: Iconic assigns, transfers, grants and otherwise relinquishes to SC all right, title and interest in and to the Brand, including without limitation all trademarks and copyrights and trade dress, in perpetuity and without reservations of rights or restrictions of any nature.

4.            Representations and Warranties: Iconic represents and warrants, in addition to the representations and warranties in the Recitals, that it has the exclusive right to enter into and perform this Agreement; that it has not encumbered any of the rights in and to the Brand; that it has not heretofore transferred in any manner any rights in the Brand to any third parties; that there are no claims or litigation by any third parties with respect to ownership or control of any rights in the Brand; and that effective as of the date of this agreement, SC will be the sole owner of all rights in the Brand free and clear of any claims, rights or encumbrances with respect to third parties.

5.            Non-waiver: Notwithstanding anything to the contrary contained herein, Iconic acknowledges and agrees that by entering into this Agreement, neither SC nor Danny DeVito shall be deemed to have waived or otherwise compromised or prejudiced any of their respective rights with respect to Iconic's past conduct with respect to the Brand, including without limitation, any right of SC to accrued and unpaid royalties under Paragraph 5 of the License Agreement, the right to inspect records under Paragraph 20 of the License Agreement and conduct audits under Paragraph 21 of the License Agreement, the right to enforce lconic's obligation to defend and indemnify pursuant to Paragraph 13 of the License Agreement, the right to seek recovery of damages for breaches of the License Agreement by Iconic, if any, and the right to enforce their rights prospectively as to legal and equitable remedies, as appropriate.

6.            Additional Documents: Iconic agrees to execute and deliver to SC such additional documents as may be reasonably requested by SC to implement this Agreement. In the event Iconic fails to perform such obligations timely as requested, Iconic shall be deemed to have appointed SC as AttorneyIn-Fact to execute, deliver and, if appropriate, record or file such documents in the place and stead of Iconic.

7.            Binding Agreement: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective principals, officers, directors, agents, attorneys and other representatives and their respective successors and assigns and heirs, executors and administrators.

8.            Governing Law: Except to the extent governed by the laws of the United States with respect to specific aspects applicable to trademarks and copyrights, this agreement shall be governed by California law, and the parties further agree that the courts located in California (the Superior Court for Los Angeles County and the District Court for the Central District of the United States, as applicable) shall have exclusive jurisdiction with respect to any disputes relating to the subject matter of this Agreement.

Seven Cellos, LLC

By:	/s/
Title:

Iconic Brands, Inc.

By:	/s/ Richard DeCicco
Title:	President/CEO